SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         July 11, 2003 (July 11, 2003)
                Date of Report (Date of earliest event reported)

                             OHIO VALLEY BANC CORP
             (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or other jurisdiction of incorporation)

                               0-20914 31-1359191
          (Commission file number) (IRS Employer Identification Number)

                    420 Third Avenue, Gallipolis, Ohio 45631
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (740) 446-2631

                                 Not Applicable
         (Former name or former address, if changed since last report.)





                            Exhibit Index at Page 4.

Item 7. Financial Statements and Exhibits
-----------------------------------------
(c) Exhibits:

99.1  Press Release dated July 11, 2003 of Ohio Valley Banc Corp.


Item 9. Regulation FD Disclosure
--------------------------------
The following information is disclosed pursuant to Item 12 on Form 8-K:

On July 11, 2003, Ohio Valley Banc Corp. issued a news release announcing its earnings for the second quarter and year-to-date periods ending June 30, 2003. The information contained in the news release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by this reference.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 OHIO VALLEY BANC CORP


Date: July 11, 2003                              By /s/ Jeffrey E. Smith
                                                 -------------------------------
                                                 Jeffrey E. Smith, President and
                                                 Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit Number             Description
--------------             -----------
    99.1                   Press  release of  Ohio Valley Banc Corp  dated  July
                           11, 2003, announcing the company's earnings for the second quarter and year-to-date periods ending June
                           30, 2003.

                                  Exhibit 99.1

July 11, 2003 - For immediate release Contact:
Scott Shockey, CFO or Bryna Butler, Corporate Communications
1-800-468-6682 or (740) 446-2631

                 Ohio Valley Banc Corp Continues Earnings Growth
                 -----------------------------------------------

Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net earnings for the quarter ended June 30, 2003, of $1,573,000 representing an increase of 16.3 percent over the same time period last year. Earnings per share for the second quarter of 2003 were $.45, up 15.4 percent from the $.39 earned the second quarter of 2002. For the six months ended June 30, 2003, consolidated net earnings were $3,032,000, up 16.4 percent compared to $2,605,000 a year ago. Earnings per share were $.87 for 2003 versus $.75 last year, an increase of 16.0 percent.

OVBC's earnings represent another quarter of solid growth despite a challenging economic environment. The double-digit earnings growth was driven by an increase in revenue sources combined with a decline in operating expenses. For the second quarter of 2003, net interest income increased $285,000 or 4.3 percent over the prior year second quarter. For the six months ended June 30, 2003, net interest income improved $828,000 or 6.3 percent over the prior year. For the first half of 2003, the net interest margin was 4.36 percent compared to 4.40 percent for the same time period last year.

Providing additional revenue growth was positive gains in noninterest income. For the three months ended June 30, 2003, noninterest income increased $114,000 over the prior year second quarter and on a year-to-date basis noninterest income was up $280,000 or 10.4% from 2002. The growth in noninterest income came from the sales of secondary market real estate loans which generated an additional $331,000 in revenue over the prior year.

For the second quarter of 2003, noninterest expense totaled $5,039,000, which is a decline of $371,000 or 6.9 percent compared to the same time period last year. On a year-to-date basis, noninterest expense totaled $9,963,000 in 2003, a decrease of $220,000 compared to $10,183,000 the previous year. Salaries and employee benefits grew $363,000 or 6.8 percent for the first six months of 2003, as compared to the same time period in 2002. The increase was related to annual merit increases and the rising cost of medical insurance. Contributing to the decline in other noninterest expense was the charge off of fraudulent checks during the second quarter of 2002 with the impact net of recoveries being $454,000. The remaining noninterest expense categories are collectively down from 2002. OVBC's efficiency ratio continues to improve driven by revenue growth of 7.0 percent versus a decrease in total expense of 2.2 percent. The efficiency ratio was 58.4 percent for the first half of 2003, as compared to 63.4 percent the prior year.

For the six months ended 2003, the Company's provision for loan losses increased $678,000 over the same time period last year. Nonperforming loans as a percent of total loans decreased to 1.08 percent at June 30, 2003, compared to 1.44 percent at year end 2002. However, nonperfoming assets to total assets increased to 1.36 percent at June 30, 2003 from 1.21 percent at December 31, 2002. The decrease in nonperforming loans and increase in nonperforming assets was in relation to two commercial loans moving from nonaccrual status to other real estate owned. Net charge-offs for the first half of 2003 were up $902,000 from the same time period last year which occurred primarily in commercial loans. The allowance for loan losses was 1.32 percent of total loans at June 30, 2003, as compared to 1.26 percent on December 31, 2002. Based on the evaluation of the adequacy of the allowance for loan losses, management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio.

Total assets increased $2,290,000 from year end 2002 to reach $698,646,000 at June 30, 2002. Asset growth in 2003 has been challenged by a decline in loan demand combined with more emphasis placed on selling long-term, fixed rate residential real estate loans into the secondary market to reduce interest rate risk. The real estate loan portfolio is down $12,633,000 from year end. Commercial loans have increased modestly by $7,972,000 and installment loans have been relatively level since year end. OVBC's funding growth has occurred mostly in retail deposits. Interest-bearing deposits grew $9,337,000 led by savings and NOW accounts. Furthermore, checking account balances are up
$4,064,000. Offsetting the increase in retail deposits was a decline in repurchase agreements of $7,717,000 and other borrowed funds of $6,344,000.

President and CEO Jeff Smith stated, "We are pleased with the double-digit earnings growth delivered by our employees which continues our commitment to improving shareholder total cumulative return. The Company's improved efficiency has enhanced return on equity which improved to 11.95 percent for the six months ended June 30, 2003 versus 11.20 percent for the first six months of 2002."

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 17 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Forward-Looking Information
---------------------------

Certain statements contained in this Annual Report on Form 10-K which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures; (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and (vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                              Three months ended            Six months ended
                                   June 30,                      June 30,
                              2003         2002             2003         2002
                           ----------   ----------       ----------   ----------
PER SHARE DATA
  Earnings per share           $0.45        $0.39            $0.87        $0.75
  Dividend per share           $0.18        $0.17            $0.35        $0.33
  Book value per share        $15.07       $13.89           $15.07       $13.89
  Dividend payout ratio        39.76%       43.51%           40.04%       43.83%
  Weighted average shares
   outstanding             3,477,455    3,460,731        3,473,290    3,459,987

PERFORMANCE RATIOS
  Return on average equity     12.22%       11.53%           11.95%       11.20%
  Return on average assets      0.91%        0.83%            0.89%        0.81%
  Net interest margin           4.36%        4.42%            4.36%        4.40%
  Efficiency Ratio             58.60%       65.51%           58.43%       63.42%
  Average Earning Assets
   (in 000's)               $650,898     $617,096         $651,436     $608,233

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended       Six months ended
(in $000's)                                June 30,                June 30,
                                       2003       2002         2003       2002
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans      $10,551     10,940       $21,239     21,587
     Interest and dividends on
      securities                         942        947         1,866      1,909
          Total interest income       11,493     11,887        23,105     23,496
Interest expense:
     Deposits                          3,174      3,740         6,490      7,640
     Borrowings                        1,337      1,450         2,717      2,786
          Total interest expense       4,511      5,190         9,207     10,426
Net interest income                    6,982      6,697        13,898     13,070
Provision for loan losses              1,246        813         2,632      1,954
Noninterest income:
     Service charges on deposit
      accounts                           803        801         1,500      1,495
     Trust fees                           58         60           111        114
     Income from bank owned insurance    172        168           344        340
     Net gain on sale of loans           155         13           352         21
     Other                               340        372           667        724
          Total noninterest income     1,528      1,414         2,974      2,694
Noninterest expense:
     Salaries and employee benefits    2,885      2,700         5,682      5,319
     Occupancy                           317        324           649        635
     Furniture and equipment             240        271           477        534
     Data processing                     139        145           299        291
     Other                             1,458      1,970         2,856      3,404
          Total noninterest expense    5,039      5,410         9,963     10,183
Income before income taxes             2,225      1,888         4,277      3,627
Income taxes                             652        535         1,245      1,022
NET INCOME                            $1,573      1,353        $3,032      2,605

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in 000's)                                     June 30,          December 31,
                                                 2003                2002
                                           ----------------     ----------------
ASSETS
Cash and noninterest-bearing
 deposits with banks                            $17,082              $18,826
Federal funds sold                                9,600                4,625
     Total cash and cash equivalents             26,682               23,451
Interest-bearing balances with banks              1,542                1,505
Securities available-for-sale                    74,469               75,264
Securities held-to-maturity
  (estimated fair value:  2003 -
  $15,572 , 2002 - $14,834)                      14,495               13,990
Total loans                                     555,069              559,561
  Less:  Allowance for loan losses               (7,341)              (7,069)
     Net loans                                  547,728              552,492
Premises and equipment, net                       8,587                8,247
Accrued income receivable                         3,049                3,144
Goodwill                                          1,267                1,267
Bank owned life insurance                        12,966               12,673
Other assets                                      7,861                4,323
          Total assets                         $698,646             $696,356

LIABILITIES
Noninterest-bearing deposits                    $63,061              $58,997
Interest-bearing deposits                       447,744              438,407
     Total deposits                             510,805              497,404
Securities sold under agreements to
 repurchase                                      25,335               33,052
Other borrowed funds                             89,091               95,435
Obligated mandatorily redeemable
 capital securities of subsidiary trust          13,500               13,500
Accrued liabilities                               7,464                6,590
          Total liabilities                     646,195              645,981

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value,
 10,000,000 shares authorized; 2003 -
 3,637,595 shares issued,
 2002 - 3,620,335 shares issued)                  3,638                3,620
Additional paid-in capital                       30,461               30,092
Retained Earnings                                21,157               19,339
Accumulated other comprehensive income            1,310                1,439
Treasury stock at cost (2003 and 2002 -
 157,115 shares)                                 (4,115)              (4,115)
          Total shareholders' equity             52,451               50,375
               Total liabilities and
                 shareholders' equity           $698,646            $696,356